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                                                                      Exhibit 10

                           [PIPER & MARBURY LETTERHEAD]











                               March 19, 1996




Salomon Brothers Series Funds Inc
7 World Trade Center
New York, New York 10048

     Re:  Salomon Brothers Series Funds Inc Registration Statement on Form N-1A
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Ladies and Gentlemen:

        We have acted as Maryland counsel to Salomon Brothers Series Funds Inc, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form N-1A, (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") and the issuance of 1,000,000,008 shares of the Company's Class J capital stock, par value of $0.001 per share (the "Shares"), pursuant to the Registration Statement.

        In this capacity, we have examined the Company's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on April 17, 1990, Articles Supplementary filed with the SDAT on December 6, 1990, Articles Supplementary filed with the SDAT on November 30, 1992, Articles of Amendment filed with the SDAT on December 29, 1994, Articles Supplementary filed with the SDAT on January 3, 1995, Articles Supplementary filed with the SDAT on July 13, 1995, the Certificate of Correction filed with the SDAT on September 5, 1995, Articles Supplementary filed with the SDAT on January 19, 1996; by-laws; the prospectus included in the Registration Statement; the resolutions of the Board of Directors of the Company relating to the issuance of the Shares; a good-standing certificate recently issued by the SDAT; a Certificate of the Secretary of the Company dated the date hereof, upon which we have relied without independent verification; and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final
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Salomon Brothers Series Funds Inc
March 19, 1996
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documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

        Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

        1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

        2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

        Simpson Thacher & Bartlett is authorized to rely upon this opinion in rendering any opinion to the Company which is to be filed as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus.


                                    Very truly yours,



                                    /s/ Piper & Marbury L.L.P.